Exhibit 23.6

April 18, 2017

Bright Scholar Education Holdings Limited

No.1, Country Garden Road

Beijiao Town, Shunde District

Foshan, Guangdong 528300

The People’s Republic of China

Tel: +86 757 6683 2507

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on April 18, 2017 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Shuting Zhou
Name:	Shuting Zhou